Exhibit 99.3

Investor Contact	Media Contact
Paul T. Luther	Esra Ozer
(412) 553-1950	(412) 553-2666
Paul.luther@howmet.com	Esra.ozer@howmet.com

Howmet Aerospace, Leading Global Provider of Advanced Engineered Solutions, Launches as Standalone Company

Separation of Arconic Inc. into Two Standalone Companies Complete

Howmet Begins Trading Today as “HWM” on the New York Stock Exchange

PITTSBURGH – April 1, 2020 – Howmet Aerospace launches today as a leader in advanced engineered solutions after the separation of Arconic Inc. into two standalone companies – Howmet Aerospace Inc. and Arconic Corporation. Howmet Aerospace will start trading today on the New York Stock Exchange under the ticker "HWM.”

In 2019, the businesses comprising Howmet Aerospace generated more than $7 billion in revenue, up five percent from the prior year, with more than 70 percent of Howmet’s revenue derived from the aerospace market.

The new company will be led by co-Chief Executive Officers John C. Plant, who will also serve as Executive Chairman of the Board, and Tolga Oal, who previously served as President of Arconic Engineered Structures. More about Howmet Aerospace and the leadership team can be found at https://www.howmet.com/.

Howmet has been a trusted brand for over 90 years. Today, Howmet Aerospace has the technological capabilities to support the innovation and growth of next-generation aerospace programs. Composed of engine products, fastening systems, engineered structures and forged wheels businesses, Howmet Aerospace is transforming the next phase of more fuel-efficient, quieter aerospace engines and sustainable ground transportation.

“Howmet Aerospace, an iconic and storied brand in the aerospace industry, today launches as a standalone company,” said Mr. Plant. “With strong market positions, differentiated technology and collaborative relationships across our customer base, the Company is well-positioned to benefit from a strong and growing aerospace market.” Mr. Plant continued, “Today is the culmination of a year of focus and hard work by our team to establish a strong and competitive company. We will build on that work and continue to serve our customers with precision-engineered and highly innovative products.”

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About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation. With nearly 1,300 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft to operate with a lower carbon footprint. In 2019, the businesses of Howmet Aerospace reported annual revenue of over $7 billion. For more information, visit www.howmet.com. Follow @howmet: LinkedIn, Twitter, Instagram, Facebook, and YouTube.

Dissemination of Company Information

Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to the growth of end markets; statements and guidance regarding future financial results or operating performance; statements regarding future strategic actions; and statements about Howmet Aerospace's strategies, outlook, business and financial prospects. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) the impact of the separation on the businesses of Howmet Aerospace; (b) deterioration in global economic and financial market conditions generally, including as a result of pandemic health issues (including coronavirus and its effects, among other things, on global supply, demand, and distribution disruptions as the coronavirus outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations); (c) unfavorable changes in the markets served by Howmet Aerospace; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) competition from new product offerings, disruptive technologies or other developments; (f) political, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (g) manufacturing difficulties or other issues that impact product performance, quality or safety; (h) Howmet Aerospace’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (i) the impact of potential cyber attacks and information technology or data security breaches; (j) the loss of significant customers or adverse changes in customers’ business or financial conditions; (k) adverse changes in discount rates or investment returns on pension assets; (l) the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (m) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; and (n) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2019 and other reports filed with the U.S. Securities and Exchange Commission (SEC). Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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